EXHIBIT 11
                                       AMGEN INC.
                           COMPUTATION OF PER SHARE EARNINGS
                                  PRIMARY COMPUTATION
                          (In thousands except per share data)
                                      (Unaudited)

                                   Three Months Ended     Six Months Ended
                                        June 30,              June 30,
                                    1994       1993       1994       1993
                                  --------   --------   --------   --------
       Income before cumulative
         effect of a change in
         accounting principle...  $107,464   $100,224   $200,924   $180,784
       Cumulative effect of a
         change in accounting
         principle..............         -          -          -      8,738
                                  --------   --------   --------   --------
       Net income...............  $107,464   $100,224   $200,924   $189,522
                                  ========   ========   ========   ========
       Applicable common and
         common stock equivalent
         shares:
       Weighted average shares
         of common stock
         outstanding during
         the period.............   132,947    135,765    133,452    136,076

       Incremental number of
         shares outstanding
         during the period
         resulting from the
         assumed exercises of
         stock options and
         warrants...............     6,662      7,912      7,034      8,618
                                  --------   --------   --------   --------
       Weighted average shares
         of common stock and
         common stock
         equivalents outstanding
         during the period.......  139,609    143,677    140,486    144,694
                                  ========   ========   ========   ========
       Earnings per common share
         primary:
       Income before cumulative
         effect of a change
         in accounting
         principle............... $    .77   $    .70   $   1.43   $   1.25
       Cumulative effect of a
         change in accounting
         principle...............        -          -          -        .06
                                  --------   --------   --------   --------
       Net income................ $    .77   $    .70   $   1.43   $   1.31
                                  ========   ========   ========   ========

                                                                    EXHIBIT 11

                                       AMGEN INC.
                           COMPUTATION OF PER SHARE EARNINGS
                               FULLY DILUTED COMPUTATION
                          (In thousands except per share data)
                                      (Unaudited)

                                   Three Months Ended     Six Months Ended
                                        June 30,              June 30,
                                     1994       1993       1994       1993
                                   --------   --------   --------   --------
       Income before cumulative
         effect of a change in
         accounting principle...   $107,464   $100,224   $200,924   $180,784
       Cumulative effect of a
         change in accounting
         principle..............          -          -          -      8,738
                                   --------   --------   --------   --------
       Net income...............   $107,464   $100,224   $200,924   $189,522
                                   ========   ========   ========   ========
       Applicable common and
         common stock equivalent
         shares:
       Weighted average shares
         of common stock
         outstanding during
         the period.............   132,947    135,765    133,452    136,076

       Incremental number of
         shares outstanding
         during the period
         resulting from the
         assumed exercises of
         stock options and
         warrants...............     6,684      7,912      7,034      8,618
                                  --------   --------   --------   --------
       Weighted average shares
         of common stock and
         common stock
         equivalents outstanding
         during the period......   139,631    143,677    140,486    144,694
                                  ========   ========   ========   ========
       Earnings per common share
         fully diluted:
       Income before cumulative
         effect of a change
         in accounting
         principle.............. $     .77   $    .70   $   1.43   $   1.25
       Cumulative effect of a
         change in accounting
         principle..............         -          -          -        .06
                                  --------   --------   --------   --------
       Net income............... $     .77   $    .70   $   1.43   $   1.31
                                  ========   ========   ========   ========